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                               OPINION OF COUNSEL

                                                                       EXHIBIT 5

                               September 19, 2001

4Kids Entertainment, Inc.
1414 Avenue of the Americas
New York, NY 10019

                          Re: 4Kids Entertainment, Inc.

Ladies and Gentlemen:

                  We have acted as special counsel to 4Kids Entertainment, Inc., a New York corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 600,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), all of which may be issued upon the exercise of stock options granted pursuant to the Company's 2001 Stock Option Plan (the "Plan").

                  In connection with the above, we have reviewed the Company's certificate of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement and its related Prospectus and such other documents and proceedings as we have deemed appropriate.

                  On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Plan and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

                  Our opinion set forth above is based as to matters of law solely on applicable provisions of the laws of the State of New York, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                      Very truly yours,



                                                       /s/ KAYE SCHOLER LLP
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